Exhibit 99.3

The following is an excerpt from the Japanese translation of the November edition of the Company Monthly Newsletter, which was disseminated to all employees on November 7, 2022.

マイク・ミノーグからのメッセージ

会長、社長 兼 最高経営責任者

皆さん、こんにちは。

先週はアビオメッドにとって一生記憶に残る一週間でした。 先週の火曜日、医療機器最大手企業であるジョンソン・エンド・ジョンソンが、心機能回復を世界中に広めるということを発表しました。ハートリカバリーの分野を開拓したのは他でもない皆さんです。心より感謝申し上げます！

また、ジョンソン・エンド・ジョンソンのオーナーシップのもと、私たちの特別なカルチャーがさらに発展していくことに期待しています。 私たちの文化を支えているのは、皆さんであると確信しています。

アビオメッドの４原則は、私たちが何をべきかを説明し続けます。 私たちは、心臓の回復と人命の救助、テクノロジーとイノベーションをリードする、株主価値を最大化させる、そしてウィニングカルチャーを持続させる点において、世界一の企業であり続けるでしょう。心臓の鼓動である業務手順は、私たちがどのように物事を行うかを説明するものです。 私たち一人ひとりが、リードし、管理し、適応し、実行する権限を与えられています。 私たちは完璧を追求します。 私たちは革新します。 私たちはスピード感を持って行動し、AARを行い、学んだことを実行に移します。

そして、私たちが行うすべての決定において、常に患者さんを第一に考えます。 患者さんと顧客は、私たちのすべての行動の原動力であり、私たちの使命の達成は、彼らの幸福につながります。 私たちは懸命に働き、お互いを信頼し、患者さんのハートリカバリーストーリーを皆で祝います。

私が祝福したいハートリカバリーストーリーは、アラバマ州チェルシーに住む 39歳の警察官であるステファン・ハンズさんです。 2022年8月、ステファンさんは婚約者のシドニーさん（上の写真）と共に結婚式場を見学していたところ、息切れと胸の締めつけを感じるようになりました。 数日後、ステファンさんは吐き気を催し、激しい胸の痛みを経験しました。 シドニーさんの運転する車でアラバマ州バーミンガムのグランドビューメディカルセンターに運ばれ、検査の結果、重度の僧帽弁閉鎖不全症、駆出率 15％の低下、心筋症による心原性ショック状態であることが判明しました。

ウィリアム・ブラック医師は、ステファンさんの心臓を休ませるためにImpella CPを挿入しました。 1日後、ブラック医師と胸部外科医のジョン・キャスターライン医師は、ステファンさんのサポートを Impella 5.5にエスカレートさせ、体内に酸素を供給するために VA-ECMOを使用した。 その後、ステファンさんはUAB病院に移され、より高度な治療と心臓移植の可能性が検討されました。

UABでは、医療チームがSVTアブレーションを行い、その数日後、彼の心機能は劇的に改善されました。 6日間のサポートの後、ECMOから離脱しました。 11 日間のImpellaによるサポートの後、Impella 5.5は抜去されました。 ICUでの療養

中、ステファンさんとシドニーさんは病室で小さな結婚式を挙げ、正式に結婚しました。 (写真下)

入院から1カ月も経たないうちに、ステファンさんはは自己心機能と新しい花嫁と共に家に帰ることができました。 現在、ステファンさんとシドニーさんは結婚披露宴とフロリダ州キーウェストでの新婚旅行を計画しています。 ステファンさんの心臓を回復させてくれたチーム・バーミンガム・サウスの皆さん、ありがとうございました。

ステファンさんのような患者さんは、私たちの WHY（なぜ）です。 彼らは、心臓の回復を世界の標準治療にするためにできる限りのことをするよう、私たちを鼓舞してくれる存在です。

患者さん第一！

マイク・ミノーグ

マイクへのメッセージはこちらからお送りください

Additional Information and Where to Find it

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of ABIOMED, Inc. At the time the offer is commenced, Johnson & Johnson and its merger subsidiary, Athos Merger Sub, Inc., will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and ABIOMED, Inc. will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. ABIOMED, Inc. stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of ABIOMED, Inc. In addition, all of these materials (and all other materials filed by ABIOMED, Inc. with the Securities and Exchange Commission (“SEC”)) will be available at no charge from the SEC through its website at www.sec.gov [content.abiomed.com]. Investors and security holders may also obtain free copies of the documents filed with the SEC by ABIOMED, Inc. at https://investors.abiomed.com/investors/financials/sec-filings/default.aspx [content.abiomed.com].

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning. Forward-looking statements include, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for ABIOMED’s business; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties.

Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of ABIOMED’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of this announcement or pendency of the proposed transaction on the ABIOMED’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from ABIOMED’s ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed acquisition may not be realized or may take longer to realize than expected; the successful integration of ABIOMED into Johnson & Johnson subsequent to the closing of the transaction and the timing of such integration; other business effects, including the effects of industry, economic or political conditions outside of ABIOMED’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the SEC by ABIOMED, including ABIOMED’s current annual report on Form 10-K on file with the SEC, as well as the Schedule 14D-9 to be filed by ABIOMED and the tender offer documents to be filed by Johnson & Johnson and Athos Merger Sub, Inc. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

ABIOMED is providing the information in this filing as of this date and assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise.